Exhibit 99.1

Contact:

Gulf Resources, Inc.
Helen Xu
Email: beishengrong@vip.163.com
Web: http://www.gulfresourcesinc.cn

CCG Investor Relations Inc.
Linda Salo, Account Manager
Phone: +1-646-922-0894
Email: linda.salo@ccgir.com

Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com
Web:   http://www.ccgirasia.com

Gulf Resources Provides Final Update on Internal Controls Assessment

NEW YORK and SHANDONG, China, March 4, 2011 -- Gulf Resources, Inc. (Nasdaq: GFRE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced that the Company’s internal control consultant Deloitte Touche Tohmatsu ("Deloitte")  has issued a final report regarding the internal control assessment performed.

The objective of Deloitte's engagement was to assist the Company to perform an independent internal controls assessment. The independent assessment covers the areas of the Company's Corporate Controls, Anti-Fraud Program, Financial Reporting and Disclosure Controls. Deloitte commenced its field work in September 2010 and an interim report was issued with recommendations for improvement of identified areas. A follow up assessment was conducted in February 2011, based on which the Company has put in place measures to improve its internal controls in relation to the improvement areas identified by Deloitte.

The management believes that the Company's internal control is improved after implementing the recommendations made by Deloitte.

"As a NASDAQ-listed company, it has always been our goal to continuously improve our internal controls and corporate governance. The engagement of Deloitte is a testament of the management's commitment to strict internal control and proper financial reporting. It helped us to embrace good corporate governance and ensure better compliance with the requirements of the Sarbanes-Oxley Act," said Mr. Xiaobin Liu, Chief Executive Officer of Gulf Resources. "We believe the final report by Deloitte will enhance shareholder confidence in Gulf Resources as we continue to commit to best practices in corporate governance."

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxing Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information about the Company, please visit http://www.gulfresourcesinc.cn .

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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